Exhibit 99.1

CLAUDIA LIMA-GUINEHUT REJOINS
THE CHILDREN’S PLACE AS BRAND PRESIDENT

SECAUCUS, N.J., August 23, 2024 -- The Children’s Place, Inc. (Nasdaq: PLCE), an omni-channel children’s specialty portfolio of brands today announced that Claudia Lima-Guinehut has been appointed Brand President, effective September 9, 2024. Ms. Lima-Guinehut is rejoining The Children’s Place, Inc. from Claire's Holdings LLC, where she had served as Executive Vice President and Chief Merchandising Officer since June 2023.

As Brand President, Ms. Lima-Guinehut will oversee all customer facing activities across the Company’s Family of Brands, and will be responsible for Design, Sourcing, Merchandising, Brand Marketing, Planning, Allocation and the Company’s Wholesale and International businesses. She will report to Muhammad Umair, President and Interim Chief Executive Officer.

Mr. Umair stated, “Claudia is a talented leader and we are thrilled to welcome her back to The Children’s Place. We look forward to working closely with her on strategies to delight our customers, enhance our competitive edge and build shareholder value through an innovative approach to managing our storied brands.”

Ms. Lima-Guinehut said, “It is an extraordinary opportunity to rejoin The Children’s Place at this critical time. I’m eager to collaborate with our talented teams to ignite bold, creative strategies that not only drive profitable growth, but also resonate deeply with moms and families. Our mission is to blend the timeless appeal of trusted basics with the excitement of on-trend styles, delivering exceptional value across our brands and ensuring a seamless omni-channel experience across all touchpoints to delight our customers and keep them coming back for more.”

Claudia Lima-Guinehut Biography

Claudia Lima-Guinehut has served as Executive Vice President and Chief Merchandising Officer of Claire's Holdings LLC since 2023. In her prior tenure at The Children’s Place from 2014 to 2023, Ms. Lima-Guinehut served in roles of increasing responsibility, most recently as Senior Vice President, Global Merchandising and Strategic Partnerships, a role in which she was responsible for creating and delivering product strategies for all brands across multiple channels of distribution, as well as leading operations for wholesale and international franchise businesses. Prior to that, she was Director of International Merchandising for Destination Maternity from 2011 until 2014 and held roles across merchandising and product design functions at Zara, Camuto Group, Ralph Lauren and Fifth & Pacific Companies. She earned her Bachelor of Science in Marketing from New York University and her SIPA Master of Business Administration from Columbia University.

About The Children’s Place

The Children’s Place is an omni-channel children’s specialty portfolio of brands. Its global retail and wholesale network includes two digital storefronts, more than 500 stores in North America, wholesale marketplaces and distribution in 16 countries through six international franchise partners. The Children’s Place designs, contracts to manufacture, and sells fashionable, high-quality apparel, accessories and footwear predominantly at value prices, primarily under its proprietary brands: “The Children’s Place”, “Gymboree”, “Sugar & Jade”, and “PJ Place”. For more information, visit: www.childrensplace.com and www.gymboree.com, as well as the Company’s social media channels on Instagram, Facebook, X, formerly known as Twitter, YouTube and Pinterest.

Forward-Looking Statements:

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 3, 2024. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unable to achieve operating results at levels sufficient to fund and/or finance the Company’s current level of operations and repayment of indebtedness, the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risk that changes in the Company’s plans and strategies with respect to pricing, capital allocation, capital structure, investor communications and/or operations may have a negative effect on the Company’s business, the risk that the Company’s strategic initiatives to increase sales and margin, improve operational efficiencies, enhance operating controls, decentralize operational authority and reshape the Company’s culture are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under securities, consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, risks related to the existence of a controlling shareholder, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Children’s Place Contact:

Investor Relations (201) 558-2400 ext. 14500